UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 11, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger, dated November 11, 2009
EX-4.1 Amendment No. 2 to the Third Amended and Restated Preferred Shares Rights Agreement, dated November 11, 2009
EX-99.1 Press Release dated November 11, 2009

ITEM 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On November 11, 2009, 3Com Corporation, a Delaware corporation (“3Com”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among 3Com, Hewlett-Packard Company, a Delaware corporation (“HP”), and Colorado Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of HP (“Merger Sub”). Upon the terms of the Merger Agreement and subject to the terms set forth therein, Merger Sub will be merged with and into 3Com, and as a result 3Com will continue as the surviving corporation and a wholly owned subsidiary of HP (the “Merger”).
     Effect of Merger on 3Com Common Stock, Stock Options, Restricted Stock and RSUs
     Pursuant to the Merger Agreement, at the closing of the Merger, each issued and outstanding share of common stock of 3Com, other than shares owned by 3Com, HP or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $7.90 in cash, without interest.
     Vesting of all outstanding 3Com equity based awards will continue until the closing of the Merger in accordance with their respective terms. At the closing of the Merger, outstanding stock options issued under 3Com equity plans that are (i) not yet vested or exercisable, and/or (ii) have an exercise price greater than or equal to $7.90 per share will be assumed by HP and automatically converted into an option with respect to shares of HP common stock based on an exchange ratio described in the Merger Agreement. In addition, outstanding stock options issued under 3Com equity plans that are vested and have an exercise price less than $7.90 per share, will be cancelled and cashed out at the difference between $7.90 and the exercise price per share less applicable tax withholdings. Additionally, all restricted stock units and shares of restricted stock issued under 3Com equity plans that are outstanding immediately prior to the closing of the Merger will be assumed by HP and automatically converted into awards based upon HP common stock as described in the Merger Agreement.
     Representations, Warranties & Covenants
     The Merger Agreement contains various representations, warranties and covenants of 3Com, HP and Merger, including, among others, covenants by 3Com to:
•	call and hold a stockholder meeting to adopt the Merger Agreement;

•	have its board of directors recommend that 3Com’s stockholders adopt the Merger Agreement (subject to certain exceptions);

•	abide by a non-solicitation or “no shop” provision described below; and

•	conduct its business in the ordinary course during the period between the date of the Merger Agreement and the closing of the Merger and to refrain from certain kinds of transactions and activities during that period.
     The Merger Agreement contains a non-solicitation or “no shop” provision restricting 3Com from soliciting alternative acquisition proposals from third parties and from furnishing non-public information to and engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision, which allows 3Com under certain circumstances to furnish non-public information to and participate in discussions with third parties with respect to a bona fide unsolicited written alternative acquisition proposal that constitutes or is reasonably likely to lead to a superior proposal and under certain circumstances, coupled with the payment of a termination fee of $99,000,000, to terminate the Merger Agreement.
     Conditions to Closing of the Merger
     The closing of the Merger is subject to closing conditions, including obtaining the approval of 3Com’s stockholders and receiving antitrust approvals including, without limitation, in the United States, Europe and China.

     Termination of the Merger
     The Merger Agreement contains certain termination rights for both 3Com and HP. The Merger Agreement provides that, upon termination under specified circumstances, 3Com would be required to pay HP a termination fee of $99,000,000. In addition, if the stockholders of 3Com fail to approve the proposed transaction and the Merger Agreement is terminated by 3Com or HP, 3Com has agreed to reimburse HP for any out of pocket transaction fees and expenses incurred by HP or Merger Sub, up to a maximum of amount of $10,000,000.
     The Board of Directors of 3Com (the “Board of Directors”) unanimously approved the Merger Agreement. Goldman Sachs & Co. served as the financial advisor to the Board of Directors.
     The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of 3Com, HP or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in 3Com’s or HP’s public disclosures.
     On November 11, 2009, 3Com issued a joint press release with HP announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 3.03 Material Modification to Rights of Security Holders.
     On November 11, 2009, 3Com and the American Stock Transfer & Trust Company, a New York state trust company (the “Rights Agent”) entered into Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Preferred Shares Rights Agreement between 3Com and the Rights Agent as amended and restated as of November 4, 2002, as amended to date (the “Rights Agreement”). The Amendment permits the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the provisions of the Rights Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among 3Com Corporation, Hewlett-Packard Company, and Colorado Acquisition Corporation, dated November 11, 2009

4.1	Amendment No. 2 to the Third Amended and Restated Preferred Shares Rights Agreement between 3Com Corporation and American Stock Transfer & Trust Company, dated November 11, 2009

99.1	Press Release dated November 11, 2009

     Additional Information and Where You Can Find It
     3Com plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Colorado Acquisition Corp., pursuant to which 3Com would be acquired by HP (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by 3Com through the web site maintained by the SEC at www.sec.gov, and from 3Com by contacting Investor Relations by mail at 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations, by telephone at 508-323-1198, or by going to 3Com’s Investor Information page on its corporate web site at www.3com.com (click on “Investor Information”, then on “SEC Filings”).
     3Com and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of 3Com in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in 3Com’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on August 7, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from 3Com by contacting Investor Relations by mail at 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations, by telephone at 508-323-1198, or by going to 3Com’s Investor Information page on its corporate web site at www.3com.com (click on “Investor Information”, then on “SEC Filings”).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: November 12, 2009	By:	/s/ Neal D. Goldman Neal D. Goldman
Executive Vice President, Chief
Administrative and Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among 3Com Corporation, Hewlett-Packard Company, and Colorado Acquisition Corporation, dated November 11, 2009

4.1	Amendment No. 2 to the Third Amended and Restated Preferred Shares Rights Agreement between 3Com Corporation and American Stock Transfer & Trust Company, dated November 11, 2009

99.1	Press Release dated November 11, 2009